EXHIBIT 99.1
MEMORANDUM
TO:	All Directors and Executive Officers of Emdeon Corporation

FROM:	Lewis Leicher Senior Vice President & Assistant General Counsel Emdeon Corporation

DATE:	October 26, 2006

SUBJECT:	Notice of Blackout Period with Respect to Trading of Common Stock of Emdeon Corporation
     As you know, Emdeon Corporation (“Emdeon”) has recently commenced a self-tender offer for up to 100,000,000 shares of its common stock, $0.0001 par value per share. The self-tender offer is being made to all of Emdeon’s stockholders, including participants in the Emdeon 401(k) Savings and Employee Stock Ownership Plan and the Porex Corporation 401(k) Savings Plan (the “401(k) Plans”) who have shares of Emdeon common stock credited to their 401(k) Plan accounts. 401(k) Plan participants who decide to direct the plan trustee to tender shares of Emdeon common stock credited to their 401(k) Plan accounts will temporarily be unable to conduct transactions with respect to Emdeon shares credited to those accounts while their tender instructions are being processed and during the settlement period for the tender offer. This period during which those 401(k) Plan Participants who direct the trustee to tender shares will be unable to transfer or sell shares credited to their 401(k) Plan accounts is called a “Blackout Period”. The Blackout Period is currently expected to begin at 4:00 p.m., Eastern Time, on November 29, 2006 and to end during the week of December 17, 2006. You will be notified if the timing of the Blackout Period changes, and you will be notified when the Blackout Period ends.
     The following restrictions and limitations involving Emdeon securities and 401(k) Plan transactions will apply during the Blackout Period.
     1.     You are not permitted to purchase, sell or otherwise acquire or transfer any equity securities of Emdeon (or derivative securities of those equity securities) during the Blackout Period. There are certain narrow exceptions for dividend reinvestment plans, certain automatic non-discretionary transactions within employee benefit plans (but not the 401(k) Plans), automatic formula grant programs, and exchanges by operation of law in connection with a merger or acquisition.
     2.     This prohibition is imposed because, during the Blackout Period, participants who tender a portion of the shares credited to their accounts in the 401(k) Plans will not be permitted to enter into transactions under the 401(k) Plans with respect to such securities.
     3.     The prohibition on sales and other transfers described in paragraph 1 above applies only to equity securities of Emdeon (and derivatives of such securities) that you have acquired in connection with your service or employment as a director or executive officer of Emdeon. It is important to note that any such security you sell or otherwise transfer will automatically be treated as acquired in connection with your service or employment unless you establish that the securities were acquired from another source and this identification is consistent with your treatment of the securities for tax purposes and all other disclosure and reporting requirements. The tender offer itself also imposes restrictions on purchases by Emdeon directors and executive officers. Those restrictions began when the tender offer was announced. We will notify you when they are no longer in effect.
     4.     Participants in the 401(k) Plans that elect to participate in the tender offer generally will be prohibited from engaging in certain transactions with respect to their Emdeon stock investments under the 401(k) Plans (e.g., directing or diversifying investments in their individual accounts, obtaining loans or obtaining a distribution, in each case to the extent permitted by the terms of the applicable plan) beginning at 4:00 p.m. Eastern Time on November 29, 2006 and ending during the week of December 17, 2006. You will be informed if the timing of the Blackout Period changes, and you will be notified when the Blackout Period ends.
     The foregoing restrictions and limitations are in addition to those under Emdeon’s Insider Trading Policy.
     This notice is provided to you pursuant to the requirements of Rule 104 of Regulation BTR promulgated under the Securities Exchange Act of 1934 and Section 306 of the Sarbanes-Oxley Act of 2002.
     For inquiries concerning either this notice or the Blackout Period (including regarding any changes in the start of the Blackout Period or regarding the exact end date of the Blackout Period), please contact Lewis H. Leicher, Senior Vice President, by telephone at (858) 759-6000 or by mail at Emdeon Corporation, River Drive Center Two, 669 River Drive, Elmwood Park, New Jersey 07407-1361.
     If this notice has been delivered to you by electronic means, you have the right to receive a paper version of this notice, and may request a paper version of this notice at no charge by contacting Mr. Leicher as indicated above.
* * *

2